Exhibit 10.46

ACKNOWLEDGEMENT

DEFINITION

In this acknowledgement, the following words shall have the following meanings:

“Participant”	means the person signing this acknowledgement;

“Plan”	means any equity incentive plan adopted by the Company;

“Company”	means Theravance Biopharma, Inc. and/or any subsidiary or affiliate of Theravance Biopharma, Inc.;

“Revenue Commissioners”	means the Irish Revenue Commissioners; and

“TCA”	means the Irish Taxes Consolidation Act 1997.

WITHHOLDING OBLIGATIONS

1.                                      The Participant shall be accountable for any income tax, universal social charge and employee pay related social insurance liability which is chargeable on any assessable income deriving from the vesting, exercise, cancellation of, or other dealing in, the option, restricted shares, share units or ordinary shares acquired under the Plan.  In respect of such assessable income the Participant shall indemnify the Company in respect of the following (together, the “Tax Liabilities”):

(a)                                 any income tax liability which fails to be paid to the Revenue Commissioners by the Company (or the relevant employing subsidiary) under the PAYE system as it applies to income tax under TCA referred to in it; and

(b)                                 any universal social charge and employee pay related social insurance liability which falls to be paid to the Revenue Commissioners by the Company (or the relevant employing subsidiary) under the PAYE system.

2.                                      Pursuant to the indemnity referred to in Section 1, the Participant shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:

(a)                                 making a cash payment of an appropriate amount to the Company whether by cheque, banker’s draft or deduction from salary in time to enable the Company to remit such amount to Revenue Commissioners before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or

(b)                                 appointing the Company as agent and/or attorney for the sale of sufficient ordinary shares acquired pursuant to the share award to cover the Tax

Liabilities and authorising the payment to the Company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant corporation in relation to such sale) out of the net proceeds of sale of the ordinary shares.

DATA PRIVACY

3.                                      The Participant authorises and directs the Company to collect, use and transfer in electronic or other form any personal information (the “Data”) regarding any office held by the Participant in respect of the Company, the nature of the Participant’s remuneration or fee and benefits and the details of the Participant’s participation in the Plan (including but not limited to) the Participant’s home address, telephone number, date of birth, PPS number, salary, nationality, job title, and number of ordinary shares for the purposes of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands and consents to the transfer of Data to the Company and to any third party dealing with the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise or vesting of the share award, or with whom the ordinary shares may be deposited.

4.                                      The Participant acknowledges and consents that the recipients of Data may be located overseas both within and outside the EU and those countries may have data privacy laws which are different to those in Ireland.  Furthermore the Participant understands that the transfer of Data to such third parties is necessary to facilitate the Participant’s participation in the Plan.

In consideration of the grant of awards under any Plan, I hereby confirm my agreement to the matters set out above in this acknowledgement.

Signed: